UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 11, 2016
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On January 11, 2016, Talon OP, L.P., a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. (the “Company”) conducts substantially all of its business, entered into an asset purchase agreement with LSOP 3 Joint Venture, LLC and LSOP 3C II, LLC.  Under the asset purchase agreement, Talon OP agreed to purchase from LSOP 3 Joint Venture and LSOP 3C II, LLC (a) the membership units in each of LSOP 3 REIT MN, LLC, LSOP 3 REIT MN 2, LLC, and LSOP 3 REIT MN 3, LLC, which own properties located at 6231-6325 Bury Drive, Eden Prairie, MN, 4600 Nathan Lane North, Plymouth, MN and 9600 54th Avenue North, Plymouth, MN, as well as (b) the properties located at 550-590 Hale Avenue North, Oakdale, MN, 7805 Hudson Road, Woodbury, MN, 7400 Flying Cloud Drive and 7660-7716 Golden Triangle Drive, Eden Prairie, MN, 5600-5610 Rowland Road, Minnetonka, MN, 2800 Campus Drive, 2905 Northwest Boulevard and 2955 Xenium Lane North, Plymouth, MN and 7550 Meridian Circle North, Maple Grove, MN.  Pursuant to the agreement, in exchange for the assets Talon OP will pay (i) a $250,000 initial deposit, (ii) an additional $750,000 upon the satisfactions of certain conditions on or before February 29, 2016, which includes Talon OP approving the then current condition of the properties and the leases for the properties and has elected to proceed with closing of the transaction subject to satisfaction or waiver all of conditions precedent, and (c) a balance of $81,000,000 at closing less amounts previously paid, subject to adjustments as set forth in the purchase agreement.  We will assume certain liabilities of the sellers in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: January 15, 2016	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

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